Exhibit 20.1

Chase Manhattan Grantor Trust 1996-A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 14 Beginning Date                     03/01/1997
Due Period 14 End Date                           03/31/1997
Determination Date                               04/10/1997
Remittance Date                                  04/15/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 28.1433042878

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 2.6456736470

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 750,080.92
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.5087833929

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,808,278.61
      B. From Current Period                                     $ 3,822,197.29
      C. Change in Amount Between Periods (Lines B - A)             $ 13,918.68

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 858,606,450.79
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.582396767501

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 45,004,855.23
      B. Available Cash Collateral Amount Percentage            5.000000000500%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 45,004,855.23
      B. For the Next Collection Period                         $ 42,930,322.54